As filed with the Securities and Exchange Commission on May 10, 1996

                                               Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 REVLON, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                           (State of incorporation)

                                  13-3662955
                     (I.R.S. employer identification no.)

                              625 Madison Avenue
                           New York, New York 10022
              (Address of principal executive offices) (Zip code)

                         Revlon, Inc. 1996 Stock Plan
                           (Full title of the plan)

                           Wade H. Nichols III, Esq.
                                 Revlon, Inc.
                              625 Madison Avenue
                           New York, New York 10022
                                (212) 527-4000
           (Name, address and telephone number, including area code,
                             of agent for service)

                                  Copies to:
                             Stacy J. Kanter, Esq.
                     Skadden, Arps, Slate, Meagher & Flom
                               919 Third Avenue
                           New York, New York 10022

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                                                   CALCULATION OF REGISTRATION FEE
============================= ======================== ============================= ========================= ================
Title of Securities           Amount to be             Proposed Maximum              Proposed Maximum          Amount of
to be Registered              Registered               Offering Price                Aggregate Offering        Registration
                                                       Per Share (1)(2)              Price(2)                  Fee
============================= ======================== ============================= ========================= ================

Class A Common Stock,
par value $.01 per share          4,038,000                $24.8125                     $100,192,875                $34,550
                                    956,000                $24.00                        $22,944,000                 $7,912
                                      5,000                $26.375                          $131,875                    $46
                                      1,000                $27.25                            $27,250                    $10
                               ------------                                                                        --------
                                  5,000,000 (3)                                                                     $42,518
============================= ======================== ============================= ========================= =================
(1)  Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3)  Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Revlon, Inc.
     1996 Stock Plan.
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                                     PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  PLAN INFORMATION.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                    PART II

           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Revlon, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (1) Prospectus dated February 28, 1996, filed pursuant to Rule 424(b) under the Securities Act;

         (2) The description of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") contained under the caption "Description of Registrant's Securities to be Registered" in Amendment No. 1 to the Company's Registration Statement on Form 8-A/A-1 dated February 26, 1996, filed pursuant to Section 12(b) of the Exchange Act, as amended; and

         (3) Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


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ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Class A Common Stock to be issued in connection with this Registration Statement will be passed upon by Wade H. Nichols III, Senior Vice President and General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), as well as the Amended and Restated By-Laws of the Company filed as Exhibit 3.2 hereto (the "Amended and Restated By-Laws"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL and the Amended and Restated By-Laws which are incorporated herein by reference.

         Article X of the Amended and Restated By-Laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.


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         Furthermore, Article Fifth of the Company's Amended and Restated
Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Section 102 of the DGCL permits a Company's certificate of incorporation to contain these provisions. In addition, Article X, Section 8 of the Amended and Restated By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article X of the Amended and Restated By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

         3.2 Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

         4.1 Revlon, Inc. 1996 Stock Plan (Incorporated by reference to Exhibit 10.24 to the Annual Report on Form 10-K for the year ended December 31, 1995 of Revlon Consumer Products Corporation).

         5 Opinion of Wade H. Nichols III, General Counsel of the Company, regarding the legality of the securities being registered.

         23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         23.2 Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto).


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         24.1     Powers of Attorney (included on the signature page of
                  this registration statement).



ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.








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



                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 10th day of May, 1996.

                                  REVLON, INC.
                                 (Registrant)


                                  By: /s/ Jerry W. Levin
                                      ------------------------------------
                                          Jerry W. Levin
                                      Chairman of the Board of Directors,
                                      Chief Executive Officer and Director

                  KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Glenn P. Dickes, Robert K. Kretzman, Wade H. Nichols III and William J. Fox, or any of them, each acting alone, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Company's Registration Statement on Form S-8 under the Securities Act, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Company or on behalf of the undersigned as a director or officer of the Company, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


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             SIGNATURE                                   TITLE                         DATE
             ---------                                   -----                         ----

/s/ Ronald O. Perelman                    Chairman of the Executive Committee      May 10, 1996
- ----------------------                    and Director
Ronald O. Perelman


/s/ Jerry W. Levin                        Chairman of the Board, Chief             May 10, 1996
- ----------------------                    Executive Officer and Director
Jerry W. Levin                            (Principal Executive Officer)



/s/ George Fellows                        President, Chief Operating Officer       May 10, 1996
- ----------------------                    and Director
George Fellows


/s/ William J. Fox                        Executive Vice President, Chief          May 10, 1996
- ----------------------                    Financial Officer and Director
William J. Fox                            (Principal Financial Officer)


/s/ Lawrence E. Kreider                   Senior Vice President and                May 10, 1996
- ----------------------                    Controller (Principal Accounting
Lawrence E. Kreider                       Officer)


/s/ Donald G. Drapkin                     Director                                 May 10, 1996
- ----------------------
Donald G. Drapkin


/s/ Howard Gittis                         Director                                 May 10, 1996
- ----------------------
Howard Gittis


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                                                   EXHIBIT INDEX


      Exhibit No.                      Description of Exhibit                                         Page No.
      -----------                      ----------------------                                         --------

         5 Opinion of Wade H. Nichols III, General Counsel of the Company, regarding the legality of the securities being registered.

         23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         23.2     Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto).

         24.1 Powers of Attorney (included on the signature page of this Registration Statement).


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